UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2011

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Energy Focus, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 15, 2011 in Solon, Ohio. The matters voted upon and the results of the votes were as follows:

Proposal One – Board of Directors

	For All	Withheld	Broker Non-Votes
John M. Davenport	13,186,447	220,338	—
J. James Finnerty	13,201,026	205,759	—
Joseph G. Kaveski	13,191,793	214,992	—
Paul von Paumgartten	13,241,193	165,592	—
R. Louis Schneeberger	13,241,893	164,892	—

Proposal Two – Amendment to the Company’s 1994 Employee Stock Purchase Plan

			Broker
For	Against	Abstain	Non-Votes
13,002,086	381,422	23,277	—

The Company’s Proxy Statement for the Meeting filed with the Securities and Exchange Commission on April 29, 2011 provides more information about these proposals and the vote required for approval of each of them.

Item 7.01 Regulation FD Disclosure.

Copies of the agenda and transcript for the Company’s 2011 Annual Meeting of Shareholders discussed in Item 5.07 above are attached to this report as Exhibit 99.1 and 99.2. Exhibits 99.1 and 99.2 are being furnished and not filed with this report for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1 99.2	Energy Focus, Inc. 2011 Annual Meeting of Shareholders Agenda Energy Focus, Inc. 2011 Annual Meeting of Shareholders Script

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

June 21, 2011	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Energy Focus, Inc. 2011 Annual Meeting of Shareholders Agenda
99.2	Energy Focus, Inc. 2011 Annual Meeting of Shareholders Script